UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

MOUNT KNOWLEDGE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

228 Park Avenue S #56101, New York, New York 10003-1502
(Address of principal executive offices)

917-289-0944
(Registrant’s telephone number, including area code)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s recent Annual Reports on Form 10-K, and the Company’s recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2013, Mount Knowledge Holdings, Inc., (the “Company” or “MKHD”) entered into a Definitive Agreement (the “Definitive Agreement” and “Agreement”), with Forum Mobile Inc., a Delaware company publicly-traded on the US Over-the-Counter (OTC) Stock Exchange (“FRMB”), pursuant to which the MKHD has agreed to purchase, from FRMB, one (100%) of the ownership interest in Forum Mobile Israel (“FM”), in the form of a share exchange (the “Share Exchange”), in consideration for the issuance of shares of MKHD (the “New MKHD Shares”) to FRMB, upon which FM will become a wholly owned subsidiary of MKHD at closing. The primary terms and conditions of the Agreement are as follows:

At closing, (i)  FRMB will assign, transfer, convey and deliver the all of the outstanding shares of FM (the “FM Shares”) to Escrow Agent, and in consideration and exchange therefor MKHD shall (ii) issue and deliver to FRMB, a number of shares of (A) common stock, par value $0.0001 per share of MKHD (the “Common Stock”) equal to four (4) shares of Common Stock of MKHD for every one (1) fully diluted share of Common Stock of MKHD held by the existing stockholders of MKHD immediately prior to the closing, and (B) Series A Preferred Stock, par value $0.0001 per share of MKHD (the “Preferred Stock”) equal to four (4) shares of Preferred Stock of MKHD for every one (1) fully diluted share of Preferred Stock held by the existing stockholders of MKHD immediately prior to the Closing, in such amounts to be determined at closing. Upon closing, FRMB will become the majority owner of MKHD.

The Agreement sets forth certain closing conditions, including, but not limited to: (a) interim financing, and (b) a certain number of shares of MKHD held by the MKHD Controlling Shareholder (“Claw Back Equity”), placed into escrow, subject to certain subsequent financings, and other provisions which will be determined prior to and disclosed upon a closing. There can be no guarantee that these conditions will be met and that the transaction described above will close.

The Agreement contains customary warranties and representation, indemnification and confidentiality provisions, including specific terms (referenced in one or more schedules made a part of the Agreement), which are currently undetermined or deemed confidential, and are therefore not being released or disclosed in this filing.

Forum Mobile Israel is a Mobile Virtual Network Enabler (MVNE) and value added reseller (VAR) of global-best-in-class cloud products and services. From inception 4 years ago, Forum Mobile had consolidated, unaudited pro-forma revenues of more than US$22MM for 2012 including its activity as a VAR for such brands as HP, Juniper, WebSense, VMware, as well as providing the cloud-based end-to-end mobile technology infrastructure for its partner Home Cellular, an Israeli MVNO launched in April 2012.

On March 20, 2013, MKHD issued a press release announcing the execution of the Definitive Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company has also published an Executive Summary and Investor Deck, which describe the proposed business of the Company, and the FM, as its operating subsidiary, post transaction. A copy of the Executive Summary and Investor Deck can found on the Company’s investor relations website at: http://ir.stockpr.com/mkhd/ or investor site at: http://portal.sliderocket.com/DCBYR/Forum-Mobile-Presentation-Deck-Spring-2013-non-NDA and http://portal.sliderocket.com/DCBYR/Forum-Mobile-Exec-Summary-non_NDA-Spring-2013.

Exhibit

Number

Description

10.1

Definitive Agreement

99.1

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013

MOUNT KNOWLEDGE HOLDINGS, INC.

By:	/s/ James D. Beatty
James D. Beatty
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

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